UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 17, 2003

NEXTEL PARTNERS, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-29633	91-1930918
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4500 Carillon Point

Kirkland, Washington 98033

(425) 576-3600

(Address and Telephone Number of Registrant’s Principal Executive Offices)

ITEM 5.  OTHER EVENTS.

                On July 17, 2003, Nextel Partners, Inc. (the “Company”) announced that James Perry has joined the Company’s Board of Directors.  Mr. Perry is joining the Board of Directors as the designee of Madison Dearborn Partners pursuant to the terms of the Company’s amended and restated shareholders’ agreement. Mr. Perry is currently a Managing Director of Madison Dearborn Partners.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTEL PARTNERS, INC.

Date: July 18, 2003	By:	/s/ Donald J. Manning
Donald J. Manning
Vice President, General Counsel and Secretary